PROSPECTUS SUPPLEMENT                                         File No. 333-68747
(To the Prospectus and Prospectus Supplement dated May 6, 1999)   Rule 424(b)(3)
Prospectus number: 1979



                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:   $45,000,000        Original Issue Date:     June 12, 2000

CUSIP Number:       59018S 7E8         Stated Maturity Date:    June 11, 2002

Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
|x|  Regular Floating Rate Note        |x|  Actual/360
| |  Inverse Floating Rate Note        | |  30/360
       (Fixed Interest Rate):          | |  Actual/Actual

Interest Rate Basis:
--------------------
|x|  LIBOR                             | |  Commercial Paper Rate
| |  CMT Rate                          | |  Eleventh District Cost of Funds Rate
| |  Prime Rate                        | |  CD Rate
| |  Federal Funds Rate                | |  Other (see attached)
| |  Treasury Rate
    Designated CMT Page:                   Designated LIBOR Page:
      CMT Telerate Page:                     LIBOR Telerate Page:
      CMT Reuters Page:                      LIBOR Reuters Page:

Index Maturity:         Three Months   Minimum Interest Rate:     Not Applicable

Spread:                 0.1300%        Maximum Interest Rate:     Not Applicable

Initial Interest Rate:  TBD            Spread Multiplier:         Not Applicable



Interest Reset Dates:     Quarterly, on the 11th of every March, June, September
                          and December, commencing September 11, 2000, subject to modified following business day convention.

Interest Payment Dates:   Quarterly, on the 11th of every March, June, September
                          and December,  commencing  September 11, 2000, subject
                          to  modified   following   business  day   convention.

Repayment at the
Option of the Holder:     The Notes cannot be repaid prior to the Stated
                          Maturity Date.

Redemption at the
Option of the Company:    The  Notes  cannot  be  redeemed  prior to the  Stated
                          Maturity Date.

Form:                     The  Notes  are  being  issued  in  fully   registered
                          book-entry form.

Trustee:                  The Chase Manhattan Bank

Dated:                    May 31, 2000